FIRST AMENDMENT TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
          This FIRST AMENDMENT (this “Amendment”) is entered into as of this 9 day of November 2009, between XStream Systems, Inc., a Delaware corporation (the “Company”), and the Persons named on Schedule I to the Amended and Restated Registration Rights Agreement dated as of August 27, 2009 (the “Registration Rights Agreement”) as Investors (individually an “Investor” and collectively the “Investors”).
          WHEREAS, the Company and the Investors desire to amend various sections of the Registration Rights Agreement in order to accommodate the Company’s anticipated initial public offering of its debt and equity securities, including restricting the Investor’s ability to transfer the Registrable Securities during the time periods set forth below, as hereinafter provided; and
          WHEREAS, the holders of a majority of the Registrable Securities have approved and consented to this Amendment as indicated by their signatures affixed hereto.
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1. Amendments.
          (a) Section 1(a). Section 1(a) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following new Section 1(a):
          “(a) Requests for Registration. At any time following the earlier of (i) the fifth (5th) anniversary of the date hereof and (ii) six (6) months after the Company has completed its initial public offering of debt or equity securities of the Company pursuant to a registration statement declared effective under the Securities Act (the “Company’s IPO”), holders holding at least thirty percent (30%) of the Registrable Securities (collectively, the “Thirty Percent Holders”) may request registration under the Securities Act of all or a portion of their Registrable Securities (provided that the aggregate offering price of the Registrable Securities to be registered is at least $30,000,000) on Form S-1 or any similar long-form registration (“Long-Form Registration”) or, if available, holders holding at least fifty percent (50%) of the Registrable Securities (collectively, the “Majority Holders”) may, subject to Section 1(b), request registration under the Securities Act of all or a portion of their Registrable Securities on Form S-3 or any similar short-form registration (“Short-Form Registration”). All registrations requested pursuant to this Section 1(a) and Section 1(b) below are collectively referred to herein as “Demand Registrations”. The Thirty Percent Holders shall be entitled to request two (2) Long-Form Registrations. Demand Registrations will be underwritten registrations if requested by the holders, provided that the Company is able to obtain an underwriter for such Demand Registration.”
          (b) Section 1(f). Section 1(f) of the Registration Rights Agreement shall be deleted in its entirety.

          (c) Section 2(b). The first sentence of Section 2(b) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:
          “If a Piggyback Registration is a primary registration on behalf of the Company, and the managing underwriters or board of directors of the Company determine that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, then the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder and (c) third, other securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder.”
          (d) Section 3(a). Section 3(a) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following new Section 3(a):
          “(a) General. In connection with the Company’s IPO, the Investors hereby acknowledge and understand that the Investors shall be subject to the holdback provisions set forth in Section 2.2 of the Shareholders Agreement regarding the restrictions on transfer of the Registrable Securities.”
          (e) Section 4. Section 4 of the Registration Rights Agreement shall be amended by appending the following as a new subsection (b) immediately following subsection (a) thereof:
          “(b) Each holder of the Registrable Securities to be included in the registration statement shall furnish to the Company a completed questionnaire in the form provided by the Company (a “Selling Holder Questionnaire”), within the time period specified in the Company’s notice. The Company shall not be required to include the Registrable Securities of a holder in a registration statement for any holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire.”
          (f) Section 10. Section 10 of the Registration Rights Agreement shall be amended as follows:
          (i) The existing definition of “Registrable Securities” shall be amended by (i) inserting the phrase “as of the date hereof” at the end of the first sentence thereof and following the phrase “held by such Person” in the last sentence thereof and (ii) deleting the “(k)” in the reference to “Rule 144(k).”
          (ii) The following new defined term and its meaning shall be inserted in appropriate alphabetical order:
          “Selling Holder Questionnaire” has the meaning specified in Section 4(b).”

     2. Reference to and Effect on Registration Rights Agreement; Reaffirmation.
          (a) Upon the effectiveness of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Registration Rights Agreement as amended hereby, and each reference to the Registration Rights Agreement, the Original Purchase Agreement and/or the Series D Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement as amended hereby.
          (b) Except as specifically amended hereby, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Registration Rights Agreement, except as specifically set forth herein.
     3. Governing Law. The internal law of the State of Florida will govern all questions concerning the construction, validity and interpretation of this Amendment, without regard to the choice of law provisions of such state or any other state.
     4. Recitals. The recitals set forth above are true, accurate, and incorporated herein by reference.
     5. Miscellaneous.
          (a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Registration Rights Agreement, as amended by this Amendment.
          (b) Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment.
          (c) This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.
          (d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment. Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and the Securityholders have caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.

By:	/s/ Anthony Chidoni
Name:	Anthony Chidoni
Title:	Secretary

[OMNIBUS SIGNATURE PAGES TO WRITTEN CONSENT OF A
MAJORITY OF THE SECURITYHOLDERS OF
XSTREAM SYSTEMS, INC.]